UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2011

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 7, 2011, STR Holdings, Inc. (the “Company” or the “Borrower”) entered into a multicurrency Credit Agreement (the “Credit Agreement”) among the Company, certain Company domestic subsidiaries, as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Credit Agreement provides for a revolving senior credit facility of $150 million, which matures on October 7, 2015. The revolving senior credit facility includes a $50 million sublimit for multicurrency borrowings, a $25 million sublimit for the issuance of letters of credit and a $5 million sublimit for swing line loans. The Credit Agreement also contains an expansion option permitting the Borrower to request an increase of the revolving senior credit facility from time to time up to an aggregate additional $50 million from any of the lenders or other eligible lenders as may be invited to join the revolving senior credit facility, that elect to make such increase available, upon the satisfaction of certain conditions.

The obligations under the revolving senior credit facility are unconditional and are guaranteed by substantially all of the Company’s existing and subsequently acquired or organized domestic subsidiaries. The revolving senior credit facility and related guarantees are secured on a first-priority basis, and by security interests (subject to liens permitted under the Credit Agreement) in substantially all tangible and intangible assets owned by the Company and each of its domestic subsidiaries, subject to certain exceptions, including limiting pledges of voting stock of foreign subsidiaries to 66% of such voting stock.

Borrowings under the revolving senior credit facility may be used to finance working capital, capital expenditures and other lawful corporate purposes, including, without limitation, the financing of certain permitted acquisitions and payment of dividends and/or stock repurchases, subject to certain restrictions.

Each eurocurrency rate loan will bear interest at the Eurocurrency Rate (as defined in the Credit Agreement) plus an applicable rate that will range from 200 basis points to 250 basis points based on the Borrower’s Consolidated Leverage Ratio (as defined in the Credit Agreement) plus, when funds are lent by certain overseas lending offices, an additional cost.

Base rate loans and swing line loans will bear interest at the Base Rate (as defined below) plus the applicable rate, which will range from 100 basis points to 150 basis points based on the Borrower’s Consolidated Leverage Ratio. The Base Rate is the highest of (i) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, (ii) Bank of America’s “prime rate” as publicly announced from time to time, and (iii) the Eurocurrency Rate for eurocurrency loans of one month plus 1%.

If any amount is not paid when due under the Credit Agreement or an event of default exists, then, at the request of the lenders holding a majority of the unfunded commitments and outstanding loans, obligations under the senior credit facility will bear interest at a rate per annum equal to 2% higher than the interest rate otherwise applicable.

In addition, the Borrower is required to pay the Lenders a commitment fee equal to an applicable rate, which will range from 25 basis points to 35 basis points based on the Borrower’s Consolidated Leverage Ratio from time to time, multiplied by the actual daily amount of the Lender’s aggregate unused commitments under the revolving senior credit facility. The facility fee is payable quarterly in arrears. The Borrower will also pay a letter of credit fee equal to the applicable rate for eurocurrency rate loans times the dollar equivalent of the daily amount available to be drawn under such letter of credit.

The Borrower may optionally prepay the loans or irrevocably reduce or terminate the unutilized portion of the commitments under the revolving senior credit facility, in whole or in part, without premium or penalty (other than if Eurocurrency loans are prepaid prior to the end of the applicable interest period) at any time by the delivery of a notice to that effect as provided under the Credit Agreement.

The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Borrower and its subsidiaries delivery of financial statements, compliance certificates and notices, payment of obligations, preservation of existence, maintenance of properties, compliance with material contractual obligations, books and records and insurance and compliance with laws.

Negative covenants include, among others, with respect to the Borrower and its subsidiaries, limitations on liens, investments, indebtedness, fundamental changes, dispositions, restricted payments, transactions with affiliates, certain burdensome agreements, use of proceeds, and payment of other indebtedness. The Borrower and its subsidiaries are also subject to a limitation on mergers, dissolutions, liquidations, consolidations and disposals of all or substantially all of their assets. The Credit Agreement also requires the Borrower to maintain a Consolidated Leverage Ratio (as defined in the Credit Agreement) of no more than 2.50 to 1.00 during each fiscal quarter through the quarter ended September 30, 2013 and no more than 2.25 thereafter and a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of no less 1.50 to 1.00.

The Credit Agreement contains customary events of default, including, among others, nonpayment of principal, interest or other amounts, failure to perform covenants, inaccuracy of representations or warranties in any material respect, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events or the occurrence of a Change in Control (as defined in the Credit Agreement) or a material provision of the Credit Agreement ceases to be in effect. Upon an event of default under the Credit Agreement, the Lenders may declare the loans and all other obligations under the Credit Agreement immediately due and payable and require the Borrower to cash collateralize the outstanding letter of credit obligations. A bankruptcy or insolvency event causes such obligations automatically to become immediately due and payable.

Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as sole lead arranger and book manager for the revolving senior credit facility.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated as of October 7, 2011, among STR Holdings, Inc., as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press release entitled “STR Holdings Secures New $150 Million Credit Facility” issued by the Company on October 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: October 11, 2011	By:	/s/ Barry A. Morris
Barry A. Morris
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of October 7, 2011, among STR Holdings, Inc., as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	Press release entitled “STR Holdings Secures New $150 Million Credit Facility” issued by the Company on October 10, 2011.